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                                                                     EXHIBIT 5.1

                           Morgan, Lewis & Bockius LLP
                                One Oxford Centre
                               Thirty-Second Floor
                            Pittsburgh, PA 15219-6401

March 6, 1998

FORE Systems, Inc.
1000 FORE Drive
Warrendale, PA 15086-7502

Re: FORE Systems, Inc. - Form S-8 Registration Statement Relating to the 1995 Stock Incentive Plan
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Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the above-referenced Registration Statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and the regulations thereunder.

The Registration Statement relates to 968,986 shares of Common Stock, par value $.01 per share (the "Common Stock"), of FORE Systems, Inc. which will be issued pursuant to the FORE Systems, Inc. 1995 Stock Incentive Plan (the "Plan"). We have examined the Company's Amended and Restated Certificate of Incorporation, as amended, the Company's Restated By-Laws, minutes and such other documents, and have made such inquiries of the Company's officers, as we deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals, and the conformity with originals of all items submitted to us as copies.

Based upon the foregoing, it is our opinion that the Company's Common Stock originally issued by the Company to eligible participants through the Plan, when issued and delivered as contemplated by the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP